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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17277 and No. 333-15163) of DePuy, Inc. of our report dated February 9, 1998, except as to Note 17, which is as of March 5, 1998, appearing on page 57 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Indianapolis, Indiana
March 30, 1998